                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                 AMERICAN HERITAGE LIFE INVESTMENT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                   [AHL LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 29, 1999

         NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of American Heritage Life Investment Corporation (the "Company") will be held in the Auditorium of the American Heritage Life Building, on the First Floor, at 1776 American Heritage Life Drive, Jacksonville, Florida, on Thursday, April 29, 1999, at 9:00 a.m., Jacksonville time, for the following purposes:

         1. To elect three (3) Class II Directors to serve until the Annual Meeting of Shareholders in 2002;

         2. To approve the American Heritage Life Investment Corporation 1999 Stock Option and Equity Incentive Plan;

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only shareholders of record at the close of business on February 17, 1999, will be entitled to vote at the meeting or at any adjournment thereof.

         Please sign the accompanying proxy and return it to the Company in the return envelope enclosed for your use. If you attend the meeting in person, you may revoke your proxy at such meeting and cast your vote in person.

         A copy of the Company's annual report for the year ended December 31, 1998, which report contains consolidated financial statements and other information of interest with respect to the Company and its subsidiaries, is enclosed.


                                   By order of the Board of Directors,
                                   CHRISTOPHER A. VERLANDER, Corporate Secretary


March 23, 1999

     Please date, sign and mail the enclosed Proxy promptly. No postage is required if mailed in the United States in the accompanying envelope.

                  AMERICAN HERITAGE LIFE INVESTMENT CORPORATION
                        1776 American Heritage Life Drive
                           Jacksonville, Florida 32224
                                 (904) 992-1776
                                 March 23, 1999

                                   ----------

                                 PROXY STATEMENT

         This proxy statement is furnished in connection with the solicitation by management of proxies for use at the 1999 Annual Meeting of Shareholders of American Heritage Life Investment Corporation (the "Company") to be held on April 29, 1999 and any adjournments thereof. It is expected that this Proxy Statement and the enclosed form of proxy will be mailed to shareholders commencing on or about March 23, 1999. If the enclosed form of proxy is executed and returned, it will be voted at the meeting and, where no choice has been specified thereon, will be voted for the election of the directors, and the other matters contained thereon. A proxy may be revoked at any time to the extent that it has not been exercised. A shareholder may revoke his or her proxy by (a) writing the Corporate Secretary of the Company a letter of proxy revocation, (b) executing a subsequently dated proxy, or (c) attending the shareholders' meeting and voting his or her shares personally. In addition to the solicitation by mail, a number of regular employees of the Company may solicit proxies in person or by telephone or other means of communication. Brokers, dealers, banks and their nominees who hold shares for the benefit of others will be asked to send proxy material to the beneficial owners of the shares. The Company will reimburse them for their reasonable expenses.

         Only shareholders of record at the close of business on February 17, 1999 will be entitled to vote. On that date there were outstanding 27,906,217 shares of the Company's common stock, par value $1.00 per share, which stock is the only class of outstanding voting securities of the Company (the "Shares"). On that date there were issued 79,588 shares of the Company's Class A Non-Convertible Preferred Stock, par value $10.00 per share, to a wholly-owned subsidiary of the Company and accordingly were not entitled to vote. No shares of its Class B Convertible Preferred Stock, par value $10.00 per share, are outstanding. Each Share is entitled to one vote at the meeting. Robert D. Davis,
T. O'Neal Douglas and W. Ashley Verlander or any one of them have been designated as proxies to vote the Shares solicited hereby. The Shares are not subject to cumulative voting.

                          MATTERS TO BE CONSIDERED

         The Company shareholders will consider and act upon proposals (i) to elect three (3) Class II Directors to serve until the annual meeting of shareholders in 2002 and until their respective successors are elected and qualified, (ii) to approve the American Heritage Life Investment Corporation 1999 Stock Option and Equity Incentive Plan, and (iii) to transact such other business as may properly come before the meeting or any adjournment thereof.

                            ELECTION OF DIRECTORS

         The directors of the Company are divided into three different classes with each class being elected for a three-year term. Proxies are solicited for the election of Class II of the directors to serve until the annual meeting of shareholders in 2002 and until the successors of the members of that class are elected and qualified. Class II includes A. Dano Davis, T. O'Neal Douglas and C. Richard Morehead who are members of the present Board of the Company, Mr. Davis and Mr. Douglas having been last elected to the Board at the 1996 Annual Meeting of Shareholders and Mr. Morehead having been elected to the Board on July 30, 1998. The enclosed proxy, unless otherwise specified, will be voted in favor of the election of the above named directors for the period indicated. The above named directors also serve as members of the Board of American Heritage Life Insurance Company (the "Insurance Company"), a wholly-owned subsidiary of the Company. Management believes the nominees will be able to serve; however, if any one of them should be unable to serve, the proxies may be voted with discretionary authority for a substitute designated by management and in the absence of a substitute the size of the Board would be reduced.

         The bylaws of the Company provide that its Board consist of nine directors as follows: three directors in Class I, three directors in Class II and three directors in Class III, each of which classes is elected for a three year term.

         Certain information concerning the directors of the Company, including their principal occupations for the past five or more years, is set forth below:


                                                                                                                       CLASS AND
                                                                                                                        ANNUAL
                                                                   BENEFICIALLY OWNED                                   MEETING
                                  PRINCIPAL                       AT JANUARY 31, 1999            DATE                AT WHICH TERM
                                 OCCUPATION                    --------------------------    FIRST BECAME             AS DIRECTOR
  DIRECTORS                     OR EMPLOYMENT                  SHARES          PERCENTAGE      DIRECTOR       AGE     WILL EXPIRE
  ---------                     -------------                  ------          ----------      --------       ---     -----------
Edward L.                Chairman of the Board, Florida        17,680              .06      April 28, 1994      63       Class I
Baker                    Rock Industries, Inc.,                                                                            2001
                         Jacksonville, Florida
                         (Construction Products Company)

Robert D. Davis          Chairman of the Board of D.D.I.,      27,444(1)           .10        Oct. 7, 1968      67       Class I
                         Inc., Jacksonville, Florida                                                                       2001
                         (Investments)

Christopher A.           Vice Chairman and Corporate          160,692(3)           .58       July 30, 1987      51       Class I
Verlander(2)             Secretary of the Company and the                                                                  2001
                         Insurance Company since August,
                         1997; President and Chief
                         Operating Officer of the Company
                         1996-1997; President of the
                         Insurance Company 1994-1997;
                         Executive Vice President of the
                         Company 1990-1996

A. Dano Davis            Chairman of the Board and            113,062(1)           .40       June 25, 1993      53      Class II
                         Principal Executive Officer,                                                                      1999
                         Winn-Dixie Stores, Inc.,
                         Jacksonville, Florida (Retail
                         Grocery Chain)

T. O'Neal                Chairman of the Board since          268,254(4)           .96       July 30, 1987      63      Class II
Douglas                  1994, Chief Executive Officer                                                                     1999
                         since 1990, President of the
                         Company, 1990-April 1996,
                         Chairman of the Board since 1994
                         and Chief Executive Officer
                         since 1990 and President
                         1986-1994 of the Insurance
                         Company

C. Richard               President and Chief Operating         71,913(5)           .26       July 30, 1998      52      Class II
Morehead                 Officer of the Company and the                                                                    1999
                         Insurance Company since August,
                         1997; Executive Vice President
                         of the Company and the Insurance
                         Company 1994-1997

H. Corbin Day            Chairman of the Board of Jemison     150,436(6)           .54       June 25, 1993      61     Class III
                         Investment Co., Inc.,                                                                            2000
                         Birmingham, Alabama (Investment
                         Banking Firm)

                                                                                                                       CLASS AND
                                                                                                                        ANNUAL
                                                                   BENEFICIALLY OWNED                                   MEETING
                                  PRINCIPAL                       AT JANUARY 31, 1999            DATE                AT WHICH TERM
                                 OCCUPATION                    --------------------------    FIRST BECAME             AS DIRECTOR
  DIRECTORS                     OR EMPLOYMENT                  SHARES          PERCENTAGE      DIRECTOR       AGE     WILL EXPIRE
  ---------                     -------------                  ------          ----------      --------       ---     -----------

Radford D.               Chairman of the Board,                29,739              .11        Feb. 9, 1989      65     Class III
Lovett                   Commodores Point                                                                                 2000
                         Terminal Corp.,
                         Jacksonville, Florida
                         (Marine Terminal)

W. Ashley                Retired Chairman of                  320,362(7)          1.15        Oct. 7, 1968      79     Class III
Verlander(2)             the Board, President and Chief                                                                   2000
                         Executive Officer of the Company
                         and the Insurance Company



Other Named Officers (not included above):

John K. Anderson, Jr.                                          15,568(8)           .06
David A. Bird                                                  27,410(9)           .10
All Directors of the Company and
Executive Officers of the Company and
its subsidiaries as a group (18 persons)                    1,352,801(10)         4.85

----------

(1) In addition, Robert D. Davis and A. Dano Davis, who are first cousins, are directors and officers of D.D.I., Inc. and Estuary Corporation. Trusts, of which Robert D. Davis and A. Dano Davis are sole or co-trustees, and, of certain trusts, beneficiaries, Estuary Corporation, FND, Ltd., ADSONS, Inc. and ADFAM Partners, Ltd., are shareholders of D.D.I., Inc. Trusts, of which A. Dano Davis is sole or co-trustee, and, of certain trusts, beneficiary, are the principal shareholders of Estuary Corporation. D.D.I., Inc. and Estuary Corporation are limited partners of AHLI, Ltd., a limited partnership, and D.D.I., Inc. and Estuary Corporation are the members of a limited liability corporation, the sole general partner of AHLI, Ltd. Robert D. Davis is an officer and manager and A. Dano Davis is a manager of the limited liability corporation for which they have shared voting and dispositive powers.

         A. Dano Davis is a director and officer of James E. Davis Family--WD Charities, Inc. a private charitable foundation. Estuary Corporation is the sole general partner of FND, Ltd. and Robert D. Davis and A. Dano Davis share voting and dispositive power for shares held by FND, Ltd. Robert D. Davis is sole trustee and beneficiary of his revocable trust and sole trustee of three additional trusts, all of which are limited partners of ADFAM Partners, Ltd. and his revocable trust is a 50 percent shareholder of a corporation, which is one of two general partners of ADFAM Partners, Ltd. Robert D. Davis has authority to replace the current trustee of a Trust which is also a general partner of ADFAM Partners, Ltd. Robert D. Davis is a director and officer of ADSONS, Inc., which is wholly owned by ADFAM Partners, Ltd. A. Dano Davis disclaims any beneficial interest in the shareholdings of James
         E. Davis Family--WD Charities, Inc.

         At January 31, 1999, these entities held the following Shares:

                                                                       Percentage Of
                Named Entity                No. of Shares           Outstanding Shares
             AHLI, Ltd.                     10,797,178                    38.38%
             D.D.I., Inc.                      264,800(*)                   .94%
             FND, Ltd.                          76,798                      .27%
             ADFAM Partners, Ltd.               47,696                      .17%
             James E. Davis Family--
               WD Charities, Inc.               39,998                      .14%

(*) The shares reported for DDI represent the equivalent shares of common stock which would be received upon the settlement of 100,000 purchase contracts held by DDI. Such contracts which are required to be settled on August 16, 2000, may be settled earlier at the option of the holder.

(1)cont'd A. Dano Davis is co-trustee for trusts for the benefit of his sister and his sister's children which hold an aggregate of 116,756 Shares.
           A. Dano Davis disclaims any beneficial interest in the shareholdings of such trusts. Also, A. Dano Davis is co-trustee for trusts for the benefit of him and his children which hold an aggregate of 38,246 Shares. Principally through a limited partnership, the Davis Family holds 42.04% of the Shares. For information concerning Shares held by certain members of the Davis family and their associates, see "Principal Shareholders."
(2)        Christopher A. Verlander is the son of W. Ashley Verlander.
(3) Includes 55,808 Shares which are subject to presently exercisable options.
(4) Includes 35,483 Shares which are subject to presently exercisable options.
(5) Includes 17,940 Shares which are subject to presently exercisable options.
(6) Includes 94,494 Shares held by Jemison Investment Co., Inc. of which Mr. Day has shared voting and dispositive power.
(7) Includes 53,330 Shares owned by the wife of Mr. Verlander as to which beneficial ownership is disclaimed.
(8) Includes 10,000 Shares which are subject to presently exercisable options.
(9) Includes 17,940 Shares which are subject to presently exercisable options.
(10) Includes 196,582 Shares which are subject to presently exercisable options.

Directors of the Insurance Company

   The Company, as sole shareholder of the Insurance Company, intends to elect the following persons to the Board of Directors of the Insurance Company at its annual shareholders meeting also to be held on April 29, 1999, all of whom are presently members of the Board thereof. The term of office for that Board is for one year and until the 2000 annual meeting.

F. Duane Ackerman                                     H. Corbin Day
  Chairman and Chief Executive Officer,                 Chairman of the Board
  BellSouth Corporation                                 Jemison Investment Co., Inc.
  Atlanta, Georgia                                      Birmingham, Alabama
  (Telecommunications)                                  (Investment Banking Firm)

Edward L. Baker                                       T. O'Neal Douglas
  Chairman of the Board                                 Chairman of the Board and
  Florida Rock Industries, Inc.                         Chief Executive Officer of the Company
  Jacksonville, Florida                                 and the Insurance Company
  (Construction Products Company)
                                                      Langdon S. Flowers
Alvin R. "Pete" Carpenter                               Retired Chairman of the Board
  President and Chief Executive Officer,                Flowers Industries, Inc.
  CSX Transportation, Inc.                              Thomasville, Georgia
  Jacksonville, Florida                                 (Food Manufacturing and Distribution)
  (Transportation)
                                                      Radford D. Lovett
A. Dano Davis                                           Chairman of the Board
  Chairman of the Board                                 Commodores Point Terminal Corp.
  and Principal Executive Officer                       Jacksonville, Florida
  Winn-Dixie Stores, Inc.                               (Marine Terminal)
  Jacksonville, Florida
  (Retail Grocery Chain)                              Clarence V. McKee
                                                        Chairman of the Board,
Robert D. Davis                                         Chief Executive Officer
  Chairman of the Board                                 and President
  D.D.I., Inc.                                          McKee Communications, Inc.
  Jacksonville, Florida                                 Tampa, Florida
  (Investments)                                         (Communications)

Patricia G. Moran                                     Jay Stein
  President and Chief Executive Officer,                Chairman of the Board and Chief
  JM Family Enterprises, Inc.                           Executive Officer
  Deerfield Beach, Florida                              Stein Mart, Inc.
  (Automotive Distributor)                              Jacksonville, Florida
                                                        (Retail Department Store Chain)
C. Richard Morehead
  President and Chief Operating Officer               Rolf H. Towe
  of the Company and the                                Senior Managing Director
  Insurance Company                                     The Clipper Group, L.P.
                                                        New York, New York
Herbert H. Peyton                                       (Investments )
  President
  Gate Petroleum Company                              Christopher A. Verlander
  Jacksonville, Florida                                 Vice Chairman and Corporate Secretary
  (Petroleum Products Retailing)                        of the Company and the Insurance
                                                        Company
Frederick H. Schultz
  Private Investor                                    W. Ashley Verlander
  Jacksonville, Florida;                                Retired Chairman of the Board of the
  Former Vice Chairman of the                           Company and the Insurance Company
  Board of Governors of the
  Federal Reserve System
  Washington, D.C.






                           CORPORATE GOVERNANCE

         The Company's Board of Directors had four regular quarterly meetings during 1998. The Company's Executive Committee, consisting of Edward L. Baker, Robert D. Davis, T. O'Neal Douglas, Radford D. Lovett, C. Richard Morehead, Christopher A. Verlander and W. Ashley Verlander, had five regular monthly meetings during 1998, in the months of March, May, August, September and November. The Finance and Investment Committee, which consists of the same members as the Executive Committee except for Mr. Baker, had five meetings in 1998. The Executive, and Finance and Investment Committees have been delegated broad authority to act on behalf of the Board of Directors on an interim basis between board meetings. The compensation paid all senior officers of the Company and its subsidiaries is determined by the Compensation Committee consisting of Radford D. Lovett and H. Corbin Day. This committee met four times during 1998. The Company's Audit Committee met three times during 1998 with the Company's independent auditors and certain officers of the Company and its subsidiaries. This committee currently consists of Radford D. Lovett, Edward L. Baker and Robert D. Davis. During these meetings, the nature and scope of the services performed on behalf of the Company by the independent auditors and the results of their auditing activities were considered and discussed, and the committee received reports from the Insurance Company's internal auditor. All of the directors attended at least 75% of the meetings of the Board of Directors and of the committees of the Board of which they were members. The Company does not have a directors nominating committee.

          EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS WITH MANAGEMENT

Executive Compensation

         Shown below is information concerning the annual and long-term compensation for services in the capacities to the Company and its subsidiaries for the years ended December 31, 1998, 1997 and 1996, of those persons who were at December 31, 1998, (i) the Chief Executive Officer and (ii) the other four most highly compensated executive officers of the Company (the "Named Officers"):

                           Summary Compensation Table

                                                                                     Long-Term Compensation
                                                                              ----------------------------------
                                                Annual Compensation                  Awards(2)           Payouts
                                         -------------------------------      --------------------       -------
    Name                                                           Other
     and                                                           Annual    Restricted                   LTIP         All Other
   Principal                                        Incentive      Compen-     Stock       Options/       Pay-          Compen-
   Position                      Year    Salary      Award(2)      sation     Awards(3)     SARs(#)      outs(4)         sation
   --------                      ----    ------      --------      ------     ---------     -------      -------         ------
T. O'Neal Douglas                1998   $524,712     $458,240     $ 9,775     $170,109      158,921      $122,323      $ 34,721(5)
Chairman of the Board and        1997    500,000      248,500       5,762      124,236      119,814        84,177       150,488
Chief Executive Officer(1)       1996    471,955      237,500      21,348      118,755       27,536        93,443        31,351

Christopher A. Verlander         1998    227,363      147,498       1,014       50,048        9,470        47,985        24,626(5)
Vice Chairman of the Board       1997    242,190       96,295         598       48,132       77,678        32,114        22,688
and Corporate Secretary(1)       1996    231,382       93,150       1,326       46,568       10,800        33,958        21,334

C. Richard Morehead              1998    287,221      229,400         817       77,760      104,049        34,896        25,334(5)
President and Chief              1997    229,102      104,370         482       52,200       78,322        17,647        82,317
Operating Officer and            1996    198,013       79,716       1,051       33,889        7,856        18,649        21,646
Director(1)

John K. Anderson Jr.             1998    239,335      165,800          32       55,082       70,421            --        27,376(5)
Executive Vice-President,        1997    218,077       77,056          --       32,760       55,222            --        26,530
Treasurer and Chief
Financial Officer(1)

David A. Bird
Executive Vice-President         1998    189,942      135,808         190       41,861       67,920        16,369        22,088(5)
and Chief Marketing              1997    155,524       66,304         112       28,188       54,494        11,142        20,715
Officer(1)                       1996    126,287       47,750         122       15,881        3,684         9,807        19,894

----------
(1)      Of the Company and the Insurance Company.

(2)      Represents awards and amounts earned in specified year.

(3) Represents market value of Shares on date of grant. Number of Shares and market value of all restricted stock owned by the Named Officers at December 31, 1998 were as follows: Mr. Douglas 22,182 Shares, $542,073; Mr. Verlander 8,600 Shares, $210,163; Mr. Morehead 6,788 Shares, $165,882; Mr. Anderson 1,820 Shares, $44,476 and Mr. Bird 3,600 Shares, $87,975. Shares and market values at December 31, 1998 do not include awards earned in 1998 but granted in 1999.

(4) Represents cash award and market value of Shares on date of grant made during specified year.

(5) Includes (a) Contributions to the Employees' Profit Sharing Retirement Program of American Heritage Life Insurance Company (Mr. Douglas $16,000, Mr. Verlander $16,000, Mr. Morehead $16,000, Mr. Anderson $16,000, and Mr. Bird $16,000), (b) Premiums on group life and accident and health policies (Mr. Douglas $15,976, Mr. Verlander $8,491, Mr. Morehead $8,569, Mr. Anderson $8,631 and Mr. Bird $5,593), (c) Contributions to the Stock Investment Plan (Mr. Douglas $2,745, Mr. Verlander $135, Mr. Morehead $765, Mr. Anderson $2,745 and Mr. Bird $495).

Option Grants Table

         Shown below is information for the year ended December 31, 1998, with respect to option grants to purchase the Shares granted to the Named Officers.
                                   Option Grants in Last Fiscal Year

                                                                                     Potential Realizable
                                                                                       Value at Assumed
                                                                                     Annual Rates of Stock
                                                                                      Price Appreciation
                                             Individual Grants                        for Option Term(3)
                              --------------------------------------------   ------------------------------------
                                           % of Total
                               Number of    Options
                               Securities  Granted to
                              Underlying   Employees   Exercise   Expira-
                               Options     in Fiscal    Price/      tion
Name                           Granted       Year       Share       Date      0%(4)         5%             10%
------------------------      ----------   ----------  --------   --------   -----    -----------     -----------
T. O'Neal Douglas              19,814(1)       6%      $ 18.81      2/08      $ 0     $   234,421     $   594,069
T. O'Neal Douglas             100,000(2)      28         23.00     12/08        0       1,446,458       3,665,608
Christopher A. Verlander        7,678(1)       2         18.81      2/08        0          90,839         230,204
C. Richard Morehead             8,322(1)       2         18.81      2/08        0          98,458         249,513
C. Richard Morehead            80,000(2)      22         23.00     12/08        0       1,157,166       2,932,486
John K. Anderson, Jr.           5,222(1)       1         18.81      2/08        0          61,782         156,567
John K. Anderson, Jr.          60,000(2)      17         23.00     12/08        0         867,875       2,199,365
David A. Bird                   4,494(1)       1         18.81      2/08        0          53,169         134,740
David A. Bird                  60,000(2)      17         23.00     12/08        0         867,875       2,199,365

(1) Options become exercisable at a cumulative annual rate of 33% commencing in 1999. Represents grants made in 1998 which were earned in 1997.
(2) Options become exercisable at a rate of 20% per year commencing in 1999, contingent upon achieving specified annual increases in the earnings from operations of the Company. Options granted and earned in 1998.
(3) The dollar amounts under these columns are the result of calculations at 0% and at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.
(4) No gain to the optionees is possible without an increase in stock price appreciation, which will benefit all shareholders commensurately. A zero percent gain in stock price appreciation will result in zero dollars for the optionee.

Option Exercises and Year-End Value Table

         Shown below with respect to the Named Officers is the aggregate options exercised for the year ended December 31, 1998, the values realized and the number of unexercised options and the value of the unexercised options appreciation value at December 31, 1998.

     Aggregate Option Exercises in 1998 and December 31, 1998 Option Values

                                                                                           Value of
                                                                      Number of           Unexercised
                                                                     Unexercised         In-the-Money
                                                                      Options at           Options at
                                         Number                        12/31/98            12/31/98
                                       of Shares
                                       Acquired        Value         Exercisable/         Exercisable/
Name                                  on Exercise    Realized       Unexercisable        Unexercisable
------------------------              -----------   -----------     -------------     --------------------
T. O'Neal Douglas                       17,224      $ 1,208,930     20,000/236,494    $ 138,750/$1,320,037
Christopher A. Verlander                    --               --     49,804/79,290       619,620/651,053
C. Richard Morehead                      9,226          367,776     14,000/156,886      97,125/729,921
John K. Anderson                            --               --     10,000/105,222      69,375/393,124
David A. Bird                               --               --     15,879/107,785      152,543/431,910

Long-Term Incentive Plan Awards Table

         The restricted stock awards to Named Officers are listed in the "Executive Compensation--Summary Compensation Table" on page 6. The performance unit feature of the Long-Term Incentive Plan provides the participating employee the opportunity to earn cash and Shares if corporate performance meets predetermined three-year financial goals.

         The plan awards are earned over a three-year period. The performance unit grants outlined below, if earned, would be paid in early fiscal year 2001 for results in the 1998-2000 performance period.

              Long-Term Incentive Plan--Awards in Last Fiscal Year

                                                                          Estimated Future Payouts
                                        Amount of                     Under Non-Stock Price Based Plans
                                       Performance    Performance    ------------------------------------
                                          Units          Period      Threshold      Target        Maximum
Name                                     Granted        Covered         ($)          ($)            ($)
------------------------               -----------    -----------    ---------    ---------     ---------
T. O'Neal Douglas                       $ 170,109     1998-2000      $ 65,625     $ 131,250     $ 229,688
Christopher A. Verlander                   50,048     1998-2000        19,311        38,622        67,589
C. Richard Morehead                        77,760     1998-2000        30,000        60,000       105,000
John K. Anderson, Jr.                      55,082     1998-2000        21,250        42,500        74,375
David A. Bird                              41,861     1998-2000        16,150        32,300        56,525

Annual Incentive Compensation Plan

         The Company has an Amended and Restated Annual Incentive Compensation Plan (the "Annual Incentive Plan")to provide additional compensation to all officers of the Company and its subsidiaries. This Plan provides annual incentive compensation based upon the participating employee's performance in relation to predetermined performance goals established by the Company's Compensation Committee. Individual target incentive award opportunities are established based upon the impact the various eligible positions are deemed to have in the Company or its subsidiaries. If the predetermined financial performance goals are exactly met, the award for a participating employee would be equal to the amount assigned to such employee at the beginning of the particular fiscal year. Actual awards for any fiscal year may range from 0% to 175% of the targeted award opportunities, depending upon how actual performance during the fiscal year compares to such predetermined performance goals.

         Performance goals for each fiscal year ended are based upon the growth in operating earnings per share of the Company or the growth in operating earnings per share and/or the growth in sales of a particular business unit of the Insurance Company in which the participating employee is involved. Payments of annual incentive awards are made within 30 days after the date on which the Company's independent certified public accountants have issued their opinion on the Company's financial statements for the fiscal year to which the incentive awards relate and after it has been determined that statutory earnings are sufficient to pay dividends to stockholders.

         The Company paid in 1999, aggregate annual incentive awards in the amount of $1,914,376 with respect to 1998 performance. For information concerning awards to Named Officers pursuant to the Annual Incentive Plan reference is made to "Executive Compensation--Summary Compensation Table."

Long-Term Incentive Plan

         The Company has an Amended and Restated Long-Term Incentive Plan (the "Long-Term Incentive Plan") which provides for the grant to officers of the Company and its subsidiaries of (1) stock options, (2) restricted stock and (3) performance units (as described below).

         The stock option feature of the Long-Term Incentive Plan provides to officers the grant of options to purchase Shares at their fair market value on the date of grant. The right to exercise these stock options will commence one year after grant and will vest at the rate of one-third per year on a cumulative basis thereafter. These options have a term of up to ten years. Although the stock options will terminate with the termination of employment, if such termination is the result of retirement, disability or death, or is involuntary, the Compensation Committee may extend the right to exercise such option to such retired or disabled employee or his or her guardian and, in the case of death, to the personal representative of such employee.

         The granting of such options is dependent upon the Company's performance for the prior fiscal year. During 1998, options to purchase 157,080 Shares were granted relative to 1997 performance.

         The restricted stock featureof the Long-Term Incentive Plan provides for the grant of Shares of restricted stock to a participating employee. The number of Shares of restricted stock available to be issued in the name of each participating employee is determined at the beginning of each fiscal year by the Compensation Committee based on the prior year's operating results. Such Shares are held by the Company in the name of the participating employee, who has the right to vote and to receive dividends paid on all such Shares.

         The number of Shares issued to each participating employee is based upon achieving a target award level established for such employee and the market price of the Shares at the time the grant is made. During the period of restriction such Shares may not be sold, transferred or pledged. Such Shares are subject to forfeiture to the Company, in whole or in part, if the participating employee does not remain in the Company's employ for three years after the date of grant. The Compensation Committee, at is sole discretion, may waive such forfeiture provisions, in whole or in part, in the event that termination of employment occurs as a result of retirement, death or disability, or is involuntary. Upon vesting, all restrictions as to transferability will terminate and all Shares held in the name of a participating officer will thereafter be freely transferable except to the extent limited by federal securities laws.

         The granting of such awards is dependent upon the Company's performance for the prior fiscal year. During 1998, 28,028 Shares were granted relative to 1997 performance.

         The performance units featureof the Long-Term Incentive Plan provides to a participating employee the opportunity to earn cash and Shares if performance meets predetermined three-year financial goals. A target award is established for each participating employee, and payments ranging from 0% to 175% of the targeted award may result, depending upon actual performance over the following three-year period.

         At the end of each performance period, the Compensation Committee will determine the value of performance units based on actual Company performance as compared with the predetermined financial goals. When the value of an award is determined, half of the award will be paid in cash and half will be paid in Shares based on the market value of a Share at payment date.

         If a participating employee's employment is terminated for any reason during the performance period, he or she shall automatically forfeit all rights to receive payment for any outstanding performance units. The Compensation Committee may, however, determine to prorate the amounts payable as awards of performance units, in whole or in part, in the event that the termination of a participating employee occurs as a result of retirement, death or disability.

         The performance unit feature of the Long-Term Incentive Plan is based upon three-year performance periods, the first of which commenced on January 1, 1992. During 1998 the Company made aggregate awards pursuant to the performance unit feature of the Long-Term Incentive Plan of 7,892 Shares and $141,997 for the three year period ended December 31, 1997.

         For information concerning awards to Named Officers pursuant to the Long-Term Incentive Plan see "Executive Compensation--Summary Compensation Table."

Management Security Plan

         The Company has a Management Security Plan, which essentially is a deferred compensation plan, which provided at December 31, 1998, benefits for 31 key employees of the Company and its subsidiaries.

         This plan provides in the event a senior officer participant dies prior to age 65 that his or her beneficiary will receive 100% of such participant's monthly salary, as set forth in the plan, for a period of 12 months and, thereafter, 50% of that monthly salary until such time as such participant would have reached age 65, provided, however, that such 50% payments are for a minimum of nine years in the event of the participant's death between the ages of 55 and 65. In February, 1999, the plan was amended to add a spousal benefit that extends one quarter of the senior officer's benefit beyond the officer's death to the surviving spouse after the ten years certain providing the spouse is the same spouse the officer had upon the date of his or her retirement. The spousal benefit will exist until the death of the spouse at the one quarter level of the retired officer's life time benefit and after the ten years certain period. For senior officers with an agreed upon later retirement age, his or her beneficiary will receive a pre-determined amount for 120 months. For all other participants in the plan who die prior to age 65, his or her beneficiary will receive two-thirds of such participant's monthly salary, as set forth in the plan, for a period of 12 months and, thereafter, one-third of that monthly salary until such time as such participant would have reached age 65 provided, however, that such one-third payment will be made for at least nine years regardless of the age at the death of such participant.

         This plan also provides a retirement benefit which is based on a participant's age at entry into the plan and salary, as set forth in the plan. A portion of this retirement benefit will be paid to a participant's beneficiary if the participant dies after retirement at age 65. For senior officers, the remainder will be paid in monthly installments for the greater of ten years or the lifetime of the participant if such participant has ten or more years of service with the Company at the time of his/her retirement from the Company. Alternatively, for senior officers who are not employees of the Company at retirement and for all other participants such payments will be made over a ten-year period beginning at retirement age whether the participant is alive or dead. This plan has certain provisions for early retirement and vesting prior to age 65.

         The annual retirement benefit, upon reaching age 65 or an agreed to later age, payable for life but not less than ten years under this plan for Messrs. Douglas, Verlander, Morehead, Anderson and Bird would be $487,968, $237,804, $197,760, $122,532, and $148,560, respectively.

Stock Investment Plan

         The Company has a Stock Investment Plan authorizing the purchase in the open market on behalf of participating employees and directors of up to an aggregate of 400,000 Shares. The payment for the Shares is accomplished by a payroll deduction plan established by participating employers, which are subsidiaries of the Company. Each employer contributes the following percentages of each of its respective participating employees' total monthly payroll deductions: (a) 25% of amounts of from $5 through $25, (b) 20% of amounts in excess of $25 through $50, and (c) 15% of amounts in excess of $50 through $1,500. Directors of the Company or its subsidiaries may elect to participate in this plan. A participating director may have deductions made from such director's fees. The Company pays all commissions and related expenses of this plan. During the year ended December 31, 1998, the Company's participating subsidiaries contributed pursuant to this plan an aggregate of $100,048 and $4,891 on behalf of participating employees and two directors of the Company, respectively. The two directors were Mr. Baker and Mr. Day for which the Company made a contribution of $2,708 and $2,183, respectively.

Directors Compensation

         Except for T. O'Neal Douglas, C. Richard Morehead and Christopher A. Verlander, who received no fees as directors or committee members of the Company, a director receives a fee of $1,000 for each director's meeting he attends and a quarterly retainer of $2,500. A member of the Board of Directors receives a fee of $500 for each meeting of a committee he attends. Directors may elect payment in Shares by participation in the Company's Stock Investment Plan or to defer the payment of these fees according to an established plan under which the deferred amounts are paid with interest in later years.

            Compensation Committee Report on Executive Compensation

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the information included under the "Shareholder Return Performance Presentation" including the performance graph which follows, shall not be deemed to be incorporated by reference into any such filings.

         The Company adopted an Annual Incentive Plan and a Long-Term Incentive Plan for the fiscal year beginning January 1, 1992. These important performance-oriented plans were developed after working with compensation consultants. They provided a perspective on the types of programs successfully used by other high-performing companies, and the Compensation Committee of the Company's Board of Directors (the "Compensation Committee") continues to review and monitor this program.

         As a starting point, the Compensation Committee established a simple and straightforward management compensation philosophy/strategy which guided the design of the program. The strategy included the following seven points, or statements of policy:

         Compensation Elements Relative to Competitive Market. The Company needs to attract and retain quality officers, yet control fixed costs. Therefore, the Company has provided competitive total cash compensation opportunities consisting of: (1) base salary targeted at 90% of the competitive market, and (2) above competitive incentive opportunities for attaining high targeted Company performance results.

         Forms of Incentive Compensation:Both annual and long-term incentive compensation opportunities are available for all Company officers.

         Incentive Compensation--Annual/Long-Term Orientation: The relative weight of annual versus long-term incentive compensation reflects the time orientation associated with each organization level. This orientation tends to be longer-term for executive officers and shorter-term for other officers.

         Incentive Compensation--Performance Measurement: Earnings from operations per share and sales growth are the Company's key measures of success. The magnitude of award distributions under both the annual and long-term incentive plans is primarily tied to these measures.

         Annual Incentive Compensation--Corporate/Business Unit Emphasis: The Company recognizes the different impact that various officers have on corporate and business unit performance. Therefore, annual incentive compensation is weighted in favor of corporate performance for corporate officers and business unit performance for business unit officers.

         Annual Incentive Compensation--Individual Performance Emphasis:The financial success of the Company requires the achievement of some goals which are non-financial in nature. These goals are reinforced by basing a part of the annual incentive compensation on management discretion.

         Long-Term Incentive Compensation--Equity Building:The Company believes that officers should have a "stake" in the Company's long-term success. Therefore, long-term incentive compensation is heavily weighted towards equity-building components.

         This strategy formed the basis for the plans adopted. These plans have now been in place for the past seven years. The Compensation Committee believes the plans have worked extremely well in serving the best interests of the shareholders by rewarding key executives for a job well done. Consequently, the Compensation Committee has endorsed their continued use for fiscal 1999.

         As pertaining to the Chief Executive Officer (the "CEO"), the Committee established his base salary at $525,000 for fiscal 1998 after consideration of competitive salary levels for comparably qualified and experienced CEO's at companies similar in size to that of the Company and engaged in the same or similar businesses. Under the adopted annual incentive plan a percent of his salary is funded based upon a predetermined increase in the Company's operating income. The Company believes the following operating earnings per share growth goals of: (1) threshold (8%), (2) target (12%), and
(3) superior (18%) represented a very challenging range of goals in light of both the Company's strong fiscal 1997 operating income results and industry results. The Compensation Committee was therefore pleased with the resultant 14.3% increase in diluted operating earnings per share for 1998 and to pay the annual incentive amount of $458,240, which appears in the "Executive Compensation--Summary Compensation Table" in the incentive award column.

   Under the Long-Term Incentive Plan, the granting of stock options and restricted Shares is dependent upon meeting predetermined performance goals. For fiscal 1998 these goals were:

         - The Insurance Company's statutory earnings were sufficient to pay the Company's declared dividends to shareholders, and
         - The Insurance Company's GAAP operating earnings per share were equal to or greater than the threshold performance levels established for that year.

         These criteria were met. Accordingly, stock options and restricted Shares were granted in 1999 to the CEO in accordance with the adopted compensation strategy. The assumption is that the present value of a restricted Share is its market value at time of grant and that three option Shares are approximately equal to one Share. This relationship was reflected in the granting of stock options and restricted Shares to the CEO, as well as to all other officers.

         The Long-Term Incentive Plan also provides for the granting of performance units to the CEO. Their unit value, if any, is based upon future performance over a three-year period. For the CEO, the Company performance criteria upon which the value of the performance units granted in 1998 will be based is that of annualized growth in diluted operating earnings per share for the period 1998- 2000.

         A minimum of at least an 8% annualized growth in diluted operating earnings per share is required before the performance units will have any value. The Company's 1998 growth in diluted operating earnings per share of 14.3% was above this threshold level and, if maintained over the next two years, will result in a payout under this performance-oriented feature of the Long-Term Incentive Plan.

         As pertains to the other Named Officers, as well as other senior management, the compensation program consists of a base salary, annual incentive compensation and long-term incentive compensation composed of stock options, restricted stock and performance units. Base salary range midpoints are fixed at levels approximately 10% below the competitive amounts paid to senior managers with comparable qualifications, experience and responsibility at companies similar in size to that of the Company and engaged in the same or similar businesses as the Company. The annual and long-term incentive compensation is more highly leveraged and closely tied to the Company's success in achieving significant financial performance goals.

         In the early part of each fiscal year, the Compensation Committee reviews with the CEO and approves any modification it deems appropriate in the annual salary plan for the Company's senior executives (other than for the CEO). This salary plan was developed with the assistance of an independent compensation consultant and is based on industry, peer group and national surveys concerning salary competitiveness. Performance judgments as to past and expected future contributions of each individual senior executive are provided by the CEO. Salary adjustments within the appropriate salary ranges are recommended by the CEO. The Compensation Committee reviews the recommendations of the CEO and fixes the base salary for each of the Named Officers and other senior management position holders.

         The objectives of the Annual and Long-Term Incentive Plans are to motivate key employees to continue their efforts to improve the success and growth of the Company and to encourage the high performing employees to remain with the Company and to be rewarded for their performance.

         As pertains to the Annual Incentive Plan for 1998, the Compensation Committee reviewed and approved the recommendations of the CEO as pertaining to the individual performance portion of the funded awards. In fixing the grant of stock options, restricted stock and performance unit awards to each individual in the senior management group, including the Named Officers other than the CEO, the Compensation Committee reviewed with the CEO the recommended individual awards. In doing so, the Long-Term Incentive Plan calls for taking into account the respective scope of accountability, strategic and operational goals, contributions of each individual in the senior management group, and the Company-wide performance requirements for the granting of stock options and restricted stock awards. The latter, having been met for the fiscal year 1998, will result in stock option grants and restricted stock awards being made during 1999.

         Summary descriptions of the Annual Incentive and Long-Term Incentive Plans have been previously provided in the subsections under this section of this Proxy Statement describing executive compensation.

         The foregoing report has been furnished by the Compensation Committee of the Company consisting of the following individuals: Radford D. Lovett and
H. Corbin Day.

Shareholder Return Performance Presentation

         Set forth below is a line graph comparing the five-year cumulative total shareholder return on the Shares against the cumulative total return of the Standard and Poor's Composite--500 Stock Index, the old peer group and a new peer group, the Standard and Poors Life Insurance Index (S&P Life) for the period commencing January 1, 1994 (closing price December 31, 1993) and ending December 31, 1998. The Company plans to use the S&P Life Insurance Index in lieu of its previously self constructed peer group because the Company believes that the S&PLife Index is more relevant and meaningful to it's stockolders.

Comparison of Five Year Cumulative Return (1) Among the Company, S&P 500 and Peer Groups

                           1993     1994     1995     1996     1997     1998
Old Peer Group (2)         100.0    110.49   147.00   184.26   260.33   331.77

S&P 500                    100.0    101.82   139.09   170.91   228.18   293.00

New Peer Group (3)         100.0    83.59    122.55   173.14   265.77   259.51

Company                    100.0    104.72   129.14   152.37   213.49   294.76

(1) Assumes a reinvestment of dividends and a $100 initial investment on January 1, 1994 in the Company, S&P 500, and the Peer Groups.
(2) The members of the old peer group are Protective Life Corporation and Liberty Corporation. The returns of each company have been weighted according to their respective stock market capitalization for purposes of arriving at a peer group average.
(3) The new new peer group is represented by the S&PLife. S&PLife includes: Conseco, Inc., Jefferson-Pilot, Corp., Lincoln National Corp., Provident Companies, Inc., Torchmark Corp. and Unum Corp. The returns of each company have been weighted according to their respective stock market capitalization for purposes of arriving at a peer group average.

Other Transactions and Relationships

         The Insurance Company is the carrier of the group health, accident and sickness and life insurance of Winn-Dixie Stores, Inc. ("Winn-Dixie") of which
A. Dano Davis, Robert D. Davis and Radford D. Lovett, directors of the Company, are also directors. Affiliates of A. Dano Davis and Robert D. Davis are principal shareholders of the Company and Winn-Dixie. During 1998, the Insurance Company received premiums of $4,338,038 for such group insurance. The Insurance Company also received a net premium of $11,421,591 from Winn-Dixie to fund a deferred compensation plan for certain senior officers and other key management personnel of Winn-Dixie. In addition, the Insurance Company carries life insurance policies on the lives of certain members of the Davis family and on employees of a corporation owned by them. During 1998, the Insurance Company received $288,306 in net premiums with respect to this insurance.

         T. O'Neal Douglas, Chairman of the Board and Chief Executive Officer of the Company, is also a director of PSS/World Medical Inc.; A. Dano Davis, a director of the Company, is also Chairman of the Board of Directors of Winn-Dixie,and a director of First Union Corporation; Robert D. Davis, a director of the Company, is also a director of Winn-Dixie; Radford D. Lovett, a director of the Company, is also a director of Winn-Dixie, First Union Corporation, Florida Rock Industries, Inc. and FRP Properties, Inc.; Edward L. Baker, a director of the Company, is also Chairman of the Board of Directors of Florida Rock Industries, FRP Properties, Inc., and a director of Flowers Industries, Inc.; H. Corbin Day, a director of the Company, is also a director of Blount International, Inc., Hughes Supply, Inc. and Champion International Corporation, all of which corporations have securities registered pursuant to
Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of that Act.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of the Shares. Executive officers and directors are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1998, all
Section 16(a) filing requirements applicable to its executive officers and directors were complied with, except a Form 4 report, filed by Mr. Charles C. Baggs, Senior Vice President of the Insurance Company on May 6, 1998, reflecting the exercise of an employee stock option, which resulted in his acquisition of 3,945 Shares in March, 1998.

                            APPROVAL OF THE COMPANY
                  1999 STOCK OPTION AND EQUITY INCENTIVE PLAN

         On February 4, 1999, the Company's Board of Directors approved, subject to shareholder approval, the Company's 1999 Stock Option and Equity Incentive Plan (the "1999 Incentive Plan") and the issuance of up to 1,000,000 Shares pursuant to awards thereunder. Attached as Exhibit I to this Proxy Statement is the full text of the 1999 Incentive Plan and the following description of the Plan is qualified by reference to Exhibit I hereto.

         The purpose of the 1999 Incentive Plan is to advance the interests of the Company and its subsidiaries by enhancing their ability to attract and retain employees and other persons or entities including, but not limited to, directors of the Company and its subsidiaries who are in a position to make significant contributions to the success of the Company and its subsidiaries, and to reward participants for such contributions through ownership of Shares and cash incentives. The 1999 Incentive Plan is intended to accomplish these goals by enabling the Company the flexibility to grant awards in the form of options, stock appreciation rights, restricted stock, unrestricted stock, deferred stock, or performance awards (in cash or stock), or combinations thereof, all as more fully described below (the "Awards").

General

         The 1999 Incentive Plan will be administered by a committee of the Board of Directors designated for such purposes consisting of at least two directors (the "Committee"). During such times as the Shares are registered under the Securities Exchange Act of 1934 (the "1934 Act"), all members of the Committee will be "non-employee directors" within the meaning of Rule 16b-3 as promulgated under the 1934 Act and "outside directors" within the meaning of
Section 162(m)(4)(C)(I) of the Internal Revenue Code of 1986 (the "Code"). Under the 1999 Incentive Plan, the Committee may grant stock options, stock appreciation rights, restricted stock, unrestricted stock, deferred stock and performance Awards (in cash or stock), or combinations thereof, and may waive the terms and conditions of any award. A total of 1,000,000 Shares is reserved for issuance under the 1999 Incentive Plan. The Committee will have the authority, among other things, to waive compliance by a holder of an Award with any obligations imposed under the Award, waive any terms or conditions of an Award, and amend or cancel an existing Award in whole or in part, and if an Award is canceled, grant another Award in its place on terms and conditions determined by the Committee.

         Awards under the 1999 Incentive Plan may also include provision for the payment of dividend equivalents with respect to shares subject to Awards. Employees of the Company and its subsidiaries and other persons or entities, including, but not limited to, directors of the Company and its subsidiaries who are in a position to make a significant contribution to the success of the Company, are eligible to receive Awards under the 1999 Incentive Plan.

         Section 162(m) of the Code places annual limitations on the deductibility by public companies of compensation in excess of $1,000,000 paid to any of the chief executive officer and the other four most highly compensated officers, unless, among other things, the compensation is performance-based. For compensation attributable to stock options and stock appreciation rights to qualify as performance-based, among other required events, the plan, under which the stock options or stock appreciation rights are granted, must state a maximum number of shares with respect to which options and rights may be granted to an individual during a specified period and must be approved by the company's shareholders. To comply with these requirements, the 1999 Incentive Plan provides that the maximum number of shares as to which Awards may be granted to any participant in any one calendar year is 250,000, and the 1999 Incentive Plan is being submitted for shareholder approval.

         Stock Options. The exercise price of an incentive stock option ("ISO") granted under the 1999 Incentive Plan or an option intended to qualify as performance-based compensation under Section 162(m) of the Code shall not be less than 100% of the fair market value of the Shares at the time of grant. Subject to the foregoing, the exercise price of options granted under the 1999 Incentive Plan is determined by the Committee. Options granted under the 1999 Incentive Plan will expire and terminate no later than 10 years from the date of grant. The exercise price may be paid in cash or check acceptable to the Company. Subject to certain additional limitations, the Committee may also permit the exercise price to be paid by tendering Shares, by delivering to the Company an undertaking by a broker, bank or other financial institution, acceptable to the Company, to deliver promptly sufficient funds to pay the exercise price, or a combination of the foregoing. An Option may also provide that the optionee may exercise an option by electing to receive the difference in shares having a value equal to the difference between the exercise price and the fair market value on the date of exercise and with the Committee's permission less shares having a market value equal to the applicable withholding tax.

         Stock Appreciation Rights (SARs). Stock appreciation rights ("SARs") may be granted either alone or in tandem with stock option grants. Each SAR entitles the holder, upon exercise, to receive an amount in cash or Shares or a combination thereof (such form to be determined by the Committee) determined in whole or in part by reference to appreciation in the fair market value of a Share. SARs may be based solely on appreciation in the fair market value of the Shares or on a comparison of such appreciation with some other measure of market growth. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Committee. If a SAR is granted in tandem with an option, the SAR will be exercisable only to the extent the option is exercisable. To the extent the option is exercised, the accompanying SAR will cease to be exercisable, and vice versa.

         Stock Awards; Deferred Stock. The 1999 Incentive Plan provides for Awards of nontransferable Shares of restricted stock subject to forfeiture ("Restricted Stock"), as well as for Awards of unrestricted Shares. Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable restricted period and the satisfaction of any other conditions or restrictions established by the Committee. Other Awards under the 1999 Incentive Plan may also be settled with Restricted Stock. The 1999 Incentive Plan also provides for deferred grants entitling the recipient to receive Shares in the future at such times and on such conditions as the Committee may specify.

         Performance Awards. The 1999 Incentive Plan provides for performance Awards entitling the recipient to receive cash or Shares following the attainment of performance goals determined by the Committee. Performance conditions and provisions for deferred stock may also be attached to other Awards under the 1999 Incentive Plan. In the case of any performance award intended to qualify for the performance-based remuneration exception described in Section 162(m) of the Code (an "Exempt Award"), the Committee will pre-establish specific performance goals in writing that are based upon any one or more of the following (determined on a consolidated, divisional, subsidiary, line of business or geographical basis or in combinations thereof): (i) sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow;

Share price; shareholder return; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; transactions that would constitute a change of control (as defined under the 1999 Incentive Plan); or any combination of the foregoing. Performance goals need not be based upon an increase, a positive or improved result or avoidance of loss. The maximum Exempt Award payable to an individual in respect of any performance goal for any year cannot exceed $2,500,000. Payment of performance Awards based upon a performance goal for calendar years 2005 and thereafter is conditioned upon re-approval by the Company's stockholders no later than the first meeting of shareholders in 2004.

         Loans and Supplemental Grants. The 1999 Incentive Plan provides that the Company may make loans to assist Participants with the purchase of Shares under the Plan and/or the payment of taxes due with respect to an Award. The Plan also provides that the Board may cause the Company to make supplemental cash Awards ("Supplemental Grants") to assist Participants with the payment of taxes relating to an Award and that Supplemental Grants may be made on a grossed -up basis.

         Termination. Except as otherwise provided by the Committee, (i) in the case of a participant's death, options and SARs become fully exercisable immediately without regard to any vesting requirements and may be exercised by the participant's executor, administrator or personal representative or the person to whom the option or SAR passes at death during a period of one year following such death (or for the remainder of their original term, if less),
(ii) in the case of retirement or disability, options and SARs may be exercised by the participant at any time in accordance with their original terms, except that in the case of disability, options and SARs will become fully exercisable without regard to any vesting requirements, (iii) in the case of termination for any reason, outstanding Awards of Restricted Stock must be transferred to the Company and deferred stock grants, performance Awards and Supplemental Awards to which a participant is not irrevocably entitled will be forfeited unless otherwise provided, and (iv) in the case of termination for reasons other than death, retirement or disability, options and SARs remain exercisable, to the extent they were exercisable immediately prior to termination, for three months (or for the remainder of their original term, if less), shares of Restricted Stock must be resold to the Company, and other Awards terminate, except as otherwise provided.

         In the case of a change of control as defined in the 1999 Incentive Plan, except as provided by the Committee at the time of grant, all Awards pursuant to the plan shall immediately vest with options and SARs being immediately exercisable, Restricted Stock becoming unrestricted and performance Awards being fully due and payable to the participant. In the case of certain mergers, consolidations or other transactions in which the Company is acquired or is liquidated or otherwise ceases to exist, Awards payable in Shares will then terminate.

         Amendment. The Committee may amend the 1999 Incentive Plan or any outstanding Award at any time or may at any time terminate the Plan, provided that no such amendment will, without the approval of the shareholders of the Company, effectuate a change for which shareholder approval is required in order for the 1999 Incentive Plan to continue to qualify for the award of ISOs under section 422 of the Code or for the Award of performance-based compensation under Section 162(m) of the Code.

New Plan Benefit

         The future benefits or amounts that would be received under the 1999 Incentive Plan by the executive officers, the non-executive officer directors and the non-executive officer employees are not determinable at this time.

Federal Tax Effects

         The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options under the 1999 Incentive Plan. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the 1999 Incentive Plan, nor does it cover state, local or non-U.S. taxes.

         Incentive Stock Options. In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of Shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to the Company) equal to the value of the Shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the Shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

         Nonstatutory (Non-ISO) Options. In general, in the case of a non-ISO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the Shares acquired upon exercise over the exercise price; a corresponding deduction is available to the Company; and upon a subsequent sale or exchange of the Shares, appreciation or depreciation after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

         In general, an ISO that is exercised more than three months after termination of employment (other than termination by reason of death) is treated as a non-ISO. ISOs are also treated as non-ISOs to the extent they first become exercisable by an individual in any calendar year for Shares having a fair market value (determined as of the date of grant) in excess of $100,000.

         Under the so-called "golden parachute" provisions of the Code, the vesting or accelerated exercisability of Awards in connection with a change in control of the Company may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of Awards under the 1999 Incentive Plan, may be subject to an additional 20% federal tax and may be nondeductible to the Company.

The Board of Directors recommends a vote "FOR" the approval of the American Heritage Life Investment Corporation 1999 Stock Option and Equity Incentive Plan.

Unless instructions are given to the contrary, it is the intention of the persons named as proxies to vote the Shares to which the proxy is related FOR approval of the 1999 Incentive Plan, authorizing the adoption of the plan by the Company, with 1,000,000 Shares reserved for issuance under the terms of the plan.

                             PRINCIPAL SHAREHOLDERS

         A beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security. Voting power is the power to vote or direct the voting of securities and investment power is the power to dispose of or direct the disposition of securities.

         The following table sets forth as of January 31, 1999, that group of persons known to management owning of record or beneficially, more than 5% of the Shares:


                                                           Number of             Percentage of
Owner                                                        Shares                Ownership
----                                                       ----------            -------------
AHLI, Ltd. ( 1 ) ..................................        10,797,178                38.38%
Other Davis Family Shareholdings (2) ..............         1,029,717                 3.66%
   P.O. Box 19366; Jacksonville, Florida 32245-9366
                                                           ----------                -----
                                                           11,826,895                42.04%
                                                           ==========                =====

(1) A limited partnership of which D.D.I., Inc. and Estuary Corporation are (a) limited partners and (b) members of a limited liability corporation which is the sole general partner. Robert D. Davis is an officer and manager and A. Dano Davis is a manager of the sole general partner, and they have shared voting and dispositive powers for the Shares owned by the limited partnership.

         D.D.I., Inc. is wholly owned directly or indirectly by certain members of the Davis family. Robert D. Davis, a director of the Company, and his cousins, A. Dano Davis, a director of the Company and T. Wayne Davis and Charles P. Stephens, son-in-law of M. Austin Davis, deceased uncle of Robert D. Davis and A. Dano Davis, have shared voting and dispositive powers for that corporation.

         Estuary Corporation is principally owned by trusts for the benefit of
         A. Dano Davis, his mother, his sister, his children and his sister's children. As to Estuary Corporation, A. Dano Davis and Robert D. Davis share voting and dispositive power.

(2) Includes Shares held directly or indirectly by trusts for the benefit of various members of the Davis family, by Davis family members, individually, or by entities which such family members control. Robert
         D. Davis and A. Dano Davis have sole or shared voting and dispositive power for 724,800 of such Shares.

                                  ACCOUNTANTS

         Ernst and Young LLP ("E&Y"), the Company's auditors, has completed its examination of the Company's financial statements for the year ended December 31, 1998; and it is expected that representatives of E&Y will attend the Annual Meeting and be available to respond to appropriate questions and make appropriate comments concerning the Company.

         Neither E&Y nor any of its associates has any relationship with the Company or any of its subsidiaries except in its capacity as auditors. The Company has not selected auditors to examine its financial statements for its fiscal year ending December 31, 1999. It is the policy of the Company to delay this selection until later in its fiscal year.

                                    GENERAL

         The Company will bear the costs of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors and officers and other employees of the Company, and no additional compensation will be paid to such individuals. Arrangements may also be made with the stock transfer agent and with brokerage houses and other custodians, nominees and fiduciaries who are record holders of Shares for the forwarding of solicitation material to the beneficial owners of the Shares. The Company will, upon the request of such entities, pay their reasonable expenses for completing the mailing of such material to such beneficial owners.

         Consistent with state law and under the Company's Articles of Incorporation and By-laws, a majority of the Shares entitled to vote on particular matters for which proxies are being solicited, present in person or represented by a proxy, constitutes a quorum as to such matter.

         The three nominees for election as directors at the Company's Annual Meeting of Shareholders who receive the greatest number of votes properly cast for the election of directors shall be elected directors. A majority of the votes properly cast on the matter is necessary to approve any other matter which comes before the Annual Meeting, except where law or the Company's Articles of Incorporation or By-laws require otherwise.

         The Company will count the total number of votes cast "for" approval of proposals, other than the election of directors, for purposes of determining whether sufficient affirmative votes have been cast. The Company will count Shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and "broker non-votes" (i.e., Shares represented at the annual meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as Shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but neither abstentions nor broker non-votes will have any effect on the outcome of voting on the matter.

         The Company's Annual Report to Shareholders for the fiscal year ended December 31, 1998, which contains financial statements and other information, is mailed herewith to shareholders, but is not to be regarded as proxy soliciting material.

         The Company is not aware of any matter which may be presented for action at the meeting, or at any adjournment thereof, other than the matters set forth herein. However, should any other matter requiring a vote of the shareholders arise, it is intended proxies in the accompanying form will be voted in respect thereof in accordance with the best judgment of the person or persons voting the proxies, discretionary authority to do so being included in the proxy in the interest of the Company.

         Shareholders are urged to specify choices, date, sign and return the accompanying proxy in the enclosed envelope to which no postage need be affixed if mailed in the United States. Prompt response is helpful and your cooperation will be appreciated.

               SHAREHOLDER PROPOSALS AND NOMINATIONS TO THE BOARD

         If a shareholder intends to present a proposal for action at the 2000 Annual Meeting and wishes to have such proposal considered for inclusion in the Company's proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, the proposal must be submitted in writing and received by the Company by November 21, 1999. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholders' proposals.

         The ByLaws of the Company establish an advance notice procedure with regard to certain matters, including shareholder proposals and nominations of individuals for election to the Board of Directors. In general, notice of a shareholder proposal or a director nomination for a shareholders meeting must be received by the Company not less than 70 days, nor more than 90 days before the date of the annual meeting and must contain specified information and conform to certain requirements, as set forth in the ByLaws. If the presiding officer at any shareholders' meeting determines that a shareholder proposal or director nomination was not made in accordance with the ByLaws, the Company may disregard such proposal or nomination.

         In addition, if a shareholder submits a proposal outside of Rule 14a-8 for the 2000 Annual Meeting, and the proposal fails to comply with the advance notice procedure prescribed by the ByLaws, then the Company's proxy may confer discretionary authority on the persons being appointed as proxies on behalf of management to vote on the proposal. Proposals and nominations should be addressed to the Corporate Secretary of the Company, Christopher A. Verlander, American Heritage Life Investment Corporation, 1776 American Heritage Life Drive, Jacksonville, Florida 32224.

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED, WITHOUT CHARGE, BY ANY SHAREHOLDER UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, AMERICAN HERITAGE LIFE INVESTMENT CORPORATION, 1776 AMERICAN HERITAGE LIFE DRIVE, JACKSONVILLE, FLORIDA 32224. EXHIBITS TO THE FORM 10-K WILL NOT BE SUPPLIED UNLESS SPECIFICALLY REQUESTED, FOR WHICH THERE MAY BE A REASONABLE CHARGE.

                                                                       EXHIBIT I

         AMERICAN HERITAGE LIFE INVESTMENT CORPORATION
         1999 STOCK OPTION AND EQUITY INCENTIVE PLAN

1.       PURPOSE

         The purpose of this Stock Option and Equity Incentive Plan (the "Plan") is to advance the interests of American Heritage Life Investment Corporation (the "Company") and its subsidiaries by enhancing their ability to attract and retain employees and other persons or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries through ownership of shares of the Company's Common Stock, par value $1.00 per share, ("Stock") and cash incentives.

         The Plan is intended to accomplish these goals by enabling the Company to grant Awards in the form of Options, Stock Appreciation Rights, Restricted Stock or Unrestricted Stock Awards, Deferred Stock Awards or Performance Awards in Stock, cash or both, Loans or Supplemental Grants, or combinations thereof, (the "Award(s)") all as more fully described below.

2.       ADMINISTRATION

         Unless otherwise determined by the Board of Directors of the Company (the "Board"), the Plan will be administered by the Compensation Committee of the Board designated for such purpose (the "Committee"). The Committee shall consist of at least two directors. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members. During such times as the Company's Common Stock is registered under the Securities Exchange Act of 1934 (the "1934 Act"), all members of the Committee shall be "non-employee directors" within the meaning of Rule 16b-3 promulgated under the 1934 Act and "outside directors" within the meaning of Section 162(m)(4)(C)(I) of the Internal Revenue Code of 1986, as amended (the "Code").

         The Committee will have authority, not inconsistent with the express provisions of the Plan and in addition to other authority granted under the Plan, to (a) grant Awards at such time or times as it may choose; (b) determine the size of each Award, including the number of shares of Stock subject to the Award; (c) determine the type or types of each Award; (d) determine the terms and conditions of each Award; (e) waive compliance by a holder of an Award with any obligations to be performed by such holder under an Award and waive any terms or conditions of an Award; (f) amend or cancel an existing Award in whole or in part (and if an Award is canceled, grant another Award in its place on such terms and conditions as the Committee shall specify), except that the Committee may not, without the consent of the holder of an Award, take any action under this clause with respect to such Award if such action would adversely affect the rights of such holder; (g) prescribe the form or forms of instruments that are required or deemed appropriate under the Plan, including any written notices and elections required of Participants (as defined below), and change such forms from time to time; (h) adopt, amend and rescind rules and regulations for the administration of the Plan; and (i) interpret the Plan and decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, will be conclusive and will bind all parties. Nothing in this paragraph shall be construed as limiting the power of the Committee to make adjustments under Section 8.6.

3.       EFFECTIVE DATE AND TERM OF PLAN

         The Plan will become effective on the date on which it is approved by the stockholders of the Company. Awards may be made prior to such stockholder approval if made subject thereto. No Award may be granted under the Plan after April 28, 2009, but Awards previously granted may extend beyond that date.

4.       SHARES SUBJECT TO THE PLAN

         Subject to adjustment as provided in Section 8.6, the aggregate number of shares of Stock that may be delivered under the Plan will be 1,000,000. If any Award requiring exercise by the Participant for delivery of Stock terminates without having been exercised in full, or if any Award payable in Stock or cash is satisfied in cash rather than Stock, the number of shares of Stock as to which such Award was not exercised or for which cash was substituted will be available for future grants.

         Subject to Section 8.6(a), the maximum number of shares of Stock as to which Options or Stock Appreciation Rights may be granted to any Participant in any one calendar year is 250,000, which limitation shall be construed and applied consistently with the rules under Section 162(m) of the Code.

         Stock delivered under the Plan may be either authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock will be delivered under the Plan.

5.       ELIGIBILITY AND PARTICIPATION

         Each employee of the Company or any of its subsidiaries (an "Employee") and each other person or entity (including without limitation non-Employee directors of the Company or a subsidiary of the Company) who, in the opinion of the Committee, is in a position to make a significant contribution to the success of the Company or its subsidiaries will be eligible to receive Awards under the Plan (each such Employee, person or entity receiving an Award, a "Participant"). A "subsidiary" for purposes of the Plan will be a corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock.

6.       TYPES OF AWARDS

         6.1.     Options

         (a) Nature of Options. An Option is an Award giving the recipient the right, on exercise thereof, to purchase Stock.

         Both "incentive stock options," as defined in Section 422(b) of the Code (any Option intended to qualify as an incentive stock option being hereinafter referred to as an "ISO"), and Options that are not ISOs, may be granted under the Plan. ISOs shall be awarded only to Employees. An Option awarded under the Plan shall be a non-ISO unless it is expressly designated as an ISO at time of grant.

         (b) Exercise Price. The exercise price of an Option will be determined by the Committee subject to the following:

                  (1) The exercise price of an ISO or an Option intended to qualify as performance based compensation under Section 162(m) of the Code shall not be less than 100% of the fair market value of the Stock subject to the Option, determined as of the time the Option is granted.

                  (2) In no case may the exercise price paid for Stock which is part of an original issue of authorized Stock be less than the par value per share of the Stock.

         (c) Duration of Options. The latest date on which an Option may be exercised will be the tenth anniversary of the day immediately preceding the date the Option was granted, or such earlier date as may have been specified by the Committee at the time the Option was granted.

         (d) Exercise of Options. An Option will become exercisable at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised. Any exercise of an Option must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (1) any documents required by the Committee and (2) payment in full in accordance with paragraph (e) below for the number of shares for which the Option is exercised.

         (e) Payment for Stock. Stock purchased on exercise of an Option must be paid for as follows: (1) in cash or by check (acceptable to the Company in accordance with guidelines established for this purpose), bank draft or money order payable to the order of the Company or (2) if so permitted by the Committee at or after the grant of the Option or by the instrument evidencing the Option, (i) through the delivery of shares of Stock which have been held for at least six months (unless the Committee approves a shorter period) and which have a fair market value equal to the exercise price, (ii) by delivery of an unconditional and irrevocable undertaking by a broker, bank or other financial institution, acceptable to the Company, to deliver promptly to the Company sufficient funds to pay the exercise price, or (iii) by any combination of the foregoing permissible forms of payment. An Option may also provide that the optionee may exercise an option by electing to receive the difference in shares having a value equal to the difference between the exercise price and the fair market value on the date of exercise and with the committee's permission less shares having a market value equal to the applicable withholding tax.

         (f) Discretionary Payments. If (i) the market price of shares of Stock subject to an Option (other than an Option which is in tandem with a Stock Appreciation Right as described in Section 6.2) exceeds the exercise price of the Option at the time of its exercise, and (ii) the person exercising the Option so requests the Committee in writing, the Committee may in its sole discretion cancel the Option and cause the Company to pay in cash or in shares of Stock (at a price per share equal to the fair market value per share) to the person exercising the Option an amount equal to the difference between the fair market value of the Stock which would have been purchased pursuant to the exercise (determined on the date the Option is canceled) and the aggregate exercise price which would have been paid.

         6.2.     Stock Appreciation Rights.

         (a) Nature of Stock Appreciation Rights. A Stock Appreciation Right (or "SAR") is an Award entitling the holder, on exercise, to receive an amount in cash or Stock or a combination thereof (such form to be determined by the Committee) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Stock. SARs may be based solely on appreciation in the fair market value of Stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited to) appreciation in a recognized market index. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Committee.

         (b) Grant of Stock Appreciation Rights. SARs may be granted in tandem with, or independently of, Options granted under the Plan.

                  (1) Rules Applicable to Tandem Awards. When SARs are granted in tandem with Options, (a) the SAR will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option; (b) the SAR will terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a SAR granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR; (c) the Option will terminate and no longer be exercisable upon the exercise of the related SAR; and (d) the SAR will be transferable only with the related Option.

                  (2) Exercise of Independent SARs. A SAR not granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time accelerate the time at which all or any part of the SAR may be exercised.

         Any exercise of an independent SAR must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by any other documents required by the Committee.

         6.3.     Restricted and Unrestricted Stock.

         (a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee may grant shares of Stock in such amounts and upon such terms and conditions as the Committee shall determine subject to the restrictions described below ("Restricted Stock").

         (b) Restricted Stock Agreement. The Committee may require, as a condition to an Award, that a recipient of a Restricted Stock Award enter into a Restricted Stock Award Agreement, setting forth the terms and conditions of the Award. In lieu of a Restricted Stock Award Agreement, the Committee may provide the terms and conditions of an Award in a notice to the Participant of the Award, on the Stock certificate representing the Restricted Stock, in the resolution approving the Award, or in such other manner as it deems appropriate.

         (c) Transferability and Other Restrictions. Except as otherwise provided in this Section 6.3, the shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period or periods established by the Committee and the satisfaction of any other conditions or restrictions established by the Committee (such period during which a share of Restricted Stock is subject to such restrictions and conditions is referred to as the "Restricted Period"). Except as the Committee may otherwise determine under
Section 7.1, if a Participant suffers a Termination of Service (as defined at Section 7.1) for any reason during the Restricted Period, the Company may purchase the shares of Restricted Stock subject to such restrictions and conditions for the amount of cash paid by the Participant for such shares; provided, that if no cash was paid by the Participant such shares of Restricted Stock shall be automatically forfeited to the Company. During the Restricted Period with respect to any shares of Restricted Stock, the Company shall have the right to retain in the Company's possession the certificate or certificates representing such shares.

         (d)      Removal of Restrictions. Except as otherwise provided in this
Section 6.3, a share of Restricted Stock covered by a Restricted Stock grant shall become freely transferable by the Participant upon completion of the Restricted Period, including the passage of any applicable period of time and satisfaction of any conditions to vesting. The Committee, in its sole discretion, shall have the right at any time immediately to waive all or any part of the restrictions and conditions with regard to all or any part of the shares held by any Participant.

         (e) Voting Rights, Dividends and Other Distributions. During the Restricted Period, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights and shall receive all regular cash dividends paid with respect to such shares. Except as the Committee shall otherwise determine, any other cash dividends and other distributions paid to Participants with respect to shares of Restricted Stock, including any dividends and distributions paid in shares, shall be subject to the same restrictions and conditions as the shares of Restricted Stock with respect to which they were paid.

         (f) Other Awards Settled with Restricted Stock. The Committee may, at the time any Award described in this Section 6 is granted, provide that any or all the Stock delivered pursuant to the Award will be Restricted Stock.

         (g) Unrestricted Stock. Subject to the terms and provisions of the Plan, the Committee may grant shares of Stock free of restrictions under the Plan in such amounts and upon such terms and conditions as the Committee shall determine.

         (h) Notice of Section 83(b) Election. Any Participant making an election under Section 83(b) of the Code with respect to Restricted Stock must provide a copy thereof to the Company within 10 days of filing such election with the Internal Revenue Service.

         6.4.     Deferred Stock.

         A Deferred Stock Award entitles the recipient to receive shares of Stock to be delivered in the future. Delivery of the Stock will take place at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time accelerate the time at which delivery of all or any part of the Stock will take place. At the time any Award described in this
Section 6.4 is granted, the Committee may provide that, at the time Stock would otherwise be delivered pursuant to the Award, the Participant will instead receive an instrument evidencing the Participant's right to future delivery of Deferred Stock.

         6.5.     Performance Awards; Performance Goals.

         (a) Nature of Performance Awards. A Performance Award entitles the recipient to receive, without payment, an amount in cash or Stock or a combination thereof (such form to be determined by the Committee) following the attainment of Performance Goals (as hereinafter defined). Performance Goals may be related to personal performance, corporate performance, departmental performance or any other category of performance established by the Committee. The Committee will determine the Performance Goals, the period or periods during which performance is to be measured and all other terms and conditions applicable to the Award.

         (b) Other Awards Subject to Performance Condition. The Committee may, at the time any Award described in this Section 6.5 is granted, impose the condition (in addition to any conditions specified or authorized in this Section 6 or any other provision of the Plan) that Performance Goals be met prior to the Participant's realization of any payment or benefit under the Award. Any such Award made subject to the achievement of Performance Goals (other than an Option or SAR) shall be treated as a Performance Award for purposes of Section 6.5(c) below.

         (c) Limitations and Special Rules. In the case of any Performance Award intended to qualify for the performance-based remuneration exception described in Section 162(m)(4)(C) of the Code and the regulations thereunder (an "Exempt Award"), the Committee shall in writing preestablish specific Performance Goals. A Performance Goal must be established prior to passage of 25% of the period of time over which attainment of such goal is to be measured. "Performance Goal" means criteria based upon any one or more of the following (on a consolidated, divisional, subsidiary, line of business or geographical basis or in combinations thereof): (i) sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; inventory level or turns; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; transactions that would constitute a Change of Control; or any combination of the foregoing. A Performance Goal and targets with respect thereto determined by the Committee need not be based upon an increase, a positive or improved result or avoidance of loss. The maximum Exempt Award payable to any Participant in respect of any such Performance

Goal for any year shall not exceed $2,500,000. Payment of Exempt Awards based upon a Performance Goal for calendar years 2005 and thereafter is conditioned upon reapproval by Company's shareholders no later than Employer's first meeting of shareholders in 2004.

         6.6      Loans and Supplemental Grants.

         (a) Loans. The Company may make a loan to a Participant ("Loan"), either on the date of or after the grant of any Award to the Participant. A Loan may be made either in connection with the purchase of Stock under the Award or with the payment of any Federal, state and local income tax with respect to income recognized as a result of the Award. The Committee will have full authority to decide whether to make a Loan and to determine the amount, terms and conditions of the Loan, including the interest rate (which may be zero), whether the Loan is to be secured or unsecured or with or without recourse against the borrower, the terms on which the Loan is to be repaid and the conditions, if any, under which it may be forgiven. However, no Loan may have a term (including extensions) exceeding ten years in duration.

         (b) Supplemental Grants. In connection with any Award, the Committee may at the time such Award is made or at a later date, provide for and grant a cash award to the Participant ("Supplemental Grant") not to exceed an amount equal to (1) the amount of any federal, state and local income tax on ordinary income for which the Participant may be liable with respect to the Award, determined by assuming taxation at the highest marginal rate, plus (2) an additional amount on a grossed-up basis intended to make the Participant whole on an after-tax basis after discharging all the Participant's income tax liabilities arising from all payments under this Section 6. Any payments under this subsection (b) will be made at the time the Participant incurs Federal income tax liability with respect to the Award.

7.       EVENTS AFFECTING OUTSTANDING AWARDS

         7.1.     Termination of Service.

         If a Participant who is an Employee ceases to be an Employee, or if there is a termination of the consulting, service or similar relationship in respect of which a non-Employee Participant was granted an Award hereunder (such termination of the employment or other relationship to be referred to as a "Termination of Service"), except as otherwise provided by the Committee with respect to an Award, the following will apply:

         (a)               Options and SARs.

                  (1) All Options and SARs held by the Participant immediately prior to the Termination of Service may be exercised as follows:

                           (i) If the Termination of Service is on account of the Participant's death, such Awards may be fully exercised without regard to vesting requirements by the Participant's executor, administrator or personal representative or the person or persons to whom the Option or Right is transferred by will or the applicable laws of descent and distribution, at any time within the one year period ending with the first anniversary of the Participant's death, and shall thereupon terminate.

                           (ii) If Termination of Service is on account of retirement due to disability, as determined by the Company's Employee Policy Manual, such Award may be immediately fully exercised in accordance with the original terms of the Award, except there shall be no vesting requirements.

                           (iii) If the Termination of Service is on account of the Participant's retirement as determined by the Company's Employee Policy Manual other than as the result of disability, as described above, such Awards may be exercised by the Participant at any time in accordance with the original terms of the Award.

                           (iv) If the Termination of Service is for any other reason, such Awards may be exercised, to the extent exercisable, by the Participant at any time within the three-month period following the Termination, and shall thereupon terminate, unless the Award provides by its terms for immediate termination of the Award in the event of such a Termination of Service or unless the Termination of Service results from a discharge for cause that, in the opinion of the Committee, casts such discredit on the Participant as to justify immediate termination of the Award.

                  (2) In no event, however, shall an Option or SAR remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 7.

                  (3) Options and SARs held by a Participant immediately prior to the Termination of Service that are not then exercisable shall terminate upon the Termination of Service.

         (b) Restricted Stock. Restricted Stock held by the Participant must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock will be so transferred without any further action by the Participant) in accordance with Section 6.3(c).

         (c) Deferred Stock and Performance Awards. Any payment or benefit under a Deferred Stock Award, Performance Award or Supplemental Grant to which the Participant was not irrevocably entitled prior to the Termination of Service will be forfeited and the Award canceled upon the Termination of Service.

         (d) Special Circumstances. In the case of a Participant who is an Employee, a Termination of Service shall not be deemed to have resulted by reason of (i) a sick leave or other bona fide leave of absence approved in accordance with the Company's Employee Policy Manual, or (ii) a transfer of employment between the Company and a subsidiary or between subsidiaries, or to the employment of a corporation (or a parent or subsidiary corporation of such corporation) issuing or assuming an option in a transaction to which Section 424(a) of the Code applies.

         7.2.     Change of Control Provisions.

         (a) Effect of Change of Control. Notwithstanding any other provision of the Plan to the contrary, except as otherwise explicitly provided by the Committee in writing with respect to a particular Award at the time the Award is granted, in the event of a Change of Control:

                  (1) Acceleration of Awards. As of the date on which such Change of Control is determined to have occurred, (i) Options and SARs that are outstanding and that are not then exercisable shall become exercisable to the full extent of the original grants; (ii) shares of Restricted Stock that are not otherwise vested shall vest (and any Stock to be delivered under any other Award as Restricted Stock shall upon delivery be unrestricted); (iii) holders of Performance Awards granted hereunder as to which the relevant performance period has not ended shall be entitled at the time of the Change of Control to receive a cash payment per Performance Award equal to the full value of the cash component of such Award (if any) plus the fair market value of any Stock included in such Award; (iv) any Deferred Stock that has been awarded but not delivered shall be delivered immediately; (v) any Supplemental Grant that has been awarded but not paid shall be paid immediately; and (vi) any Loan containing a provision for forgiveness shall be forgiven immediately, and any other Loan may, at the discretion of the Committee, be forgiven regardless of the original conditions of the Loan.

                  (2) Termination of Awards in Certain Transactions. If, as part of, or in connection with, the Change of Control, there occurs a merger or consolidation in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding stock by a person, entity or group of persons and/or entities acting in concert or there is a dissolution or liquidation of the Company, Awards payable in Stock that are not cashed out or otherwise disposed of in or prior to the transaction will terminate.

                  (3) Restriction on Termination of Awards Due to Termination of Employment. Awards that remain outstanding after a Change of Control shall not be terminated as a result of a Termination of Service, and shall continue to be exercisable in accordance with their original terms, except in the case of a participant's death in which case termination shall occur within the one year period ending with the first anniversary of the participant's death.

                  (4) Restriction on Amendment. In connection with or following a Change of Control, neither the Committee nor the Board may impose additional conditions upon exercise or otherwise amend or restrict an Award, or amend the terms of the Plan in any manner adverse to the holder thereof, without the written consent of such holder.

         Notwithstanding the foregoing, if any right granted pursuant to this
Section 7.2 would make a Change of Control transaction ineligible for pooling of interests accounting under applicable accounting principles that but for this
Section 7.2 would otherwise be eligible for such accounting treatment, the Committee shall have the authority to substitute stock for the cash which would otherwise be payable pursuant to this Section 7.2 having a fair market value equal to such cash.

         (b) Definition of Change of Control. A "Change of Control" shall be deemed to have occurred if and when:

                  (1) The Company ceases to be a publicly owned corporation having at least 500 stockholders; or

                  (2) There occurs any event or series of events that would be required to be reported as a change of control in response to Item 1(a) on a Form 8-K filed by the Company under the 1934 Act or in any other filing by the Company with the Securities and Exchange Commission unless the person ("Person"), as that term is defined or used in
         Section 13(d) or 14(d)(2) of the 1934 Act, acquiring control is an affiliate of the Company as of the date the Plan is approved by stockholders of the Company; or

                  (3) The Company executes an agreement of acquisition, merger, or consolidation which contemplates that after the effective date provided for in the agreement all or substantially all of the business and/or assets of the Company will be controlled by another Person; provided, however, for purposes of this subparagraph (3) that
         (i) if such an agreement requires as a condition precedent approval by the Company's shareholders of the agreement or transaction, a Change of Control shall not be deemed to have taken place unless and until such approval is secured and, (ii) if the voting shareholders of such other Person shall, immediately after such effective date, be substantially the same as the voting shareholders of the Company immediately prior to such effective date, the execution of such agreement shall not, by itself, constitute a "Change of Control"; or

                  (4) Any Person (other than the Company, a majority-owned subsidiary of the Company, an employee benefit plan maintained by the Company or a majority-owned subsidiary of the Company) becomes the beneficial owner, directly or indirectly (either as a result of the acquisition of securities or as the result of an arrangement or understanding, including the holding of proxies, with or among security holders), of securities of the Company representing more than 25% of the votes that could then be cast in an election for members of the Board unless within 15 days of being advised that such ownership level has been reached, the Company's board of directors adopts a resolution approving the acquisition of that level of securities ownership by such Person; or

                  (5) During any period of 24 consecutive months, commencing after the date this Plan is approved by stockholders of the Company, individuals who at the beginning of such 24-month period were directors of the Company shall cease to constitute at least a majority of the Board, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two thirds of (i) the directors then in office who were directors at the beginning of the 24-month period, or (ii) the directors specified in clause (i) plus directors whose election has been so approved by directors specified in clause (i).

8.       GENERAL PROVISIONS

         8.1.     Documentation of Awards.

         Awards will be evidenced by such written instruments, if any, as may be prescribed by the Committee from time to time. Such instruments may be in the form of agreements to be executed by both the Participant and the Company, or certificates, letters or similar instruments, which need not be executed by the Participant but acceptance of which will evidence agreement to the terms thereof.

         8.2.     Rights as a Stockholder, Dividend Equivalents.

         Except as specifically provided by the Plan, the receipt of an Award will not give a Participant rights as a stockholder; the Participant will obtain such rights, subject to any limitations imposed by the Plan or the instrument evidencing the Award, only upon the issuance of Stock. However, the Committee may, on such conditions as it deems appropriate, provide that a Participant will receive a benefit in lieu of cash dividends that would have been payable on any or all Stock subject to the Participant's Award had such Stock been outstanding. Without limitation, the Committee may provide for payment to the Participant of amounts representing such dividends, either currently or in the future, or for the investment of such amounts on behalf of the Participant.

         8.3.     Conditions on Delivery of Stock.

         The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove restriction from shares previously delivered under the Plan (a) until all conditions of the Award have been satisfied or removed, (b) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, (c) if the outstanding Stock is at the time listed on any stock exchange or The NASDAQ National Market, until the shares to be delivered have been listed or authorized to be listed on such exchange or market and the Company has received official notice of the listing of such shares, and (d) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If a sale of Stock which is required to be registered under the Securities Act of 1933, as amended, has not been so registered, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

         If an Award is exercised by the Participant's legal representative, the Company will be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of such representative.

         8.4.     Tax Withholding.

         The Company will withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all federal, state and local withholding tax requirements (the "withholding requirements").

         In the case of an Award pursuant to which Stock may be delivered, the Committee will have the right to require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Stock or removal of restrictions thereon. If and to the extent that such withholding is required, the Committee may permit the Participant or such other person to elect at such time and in such manner as the Committee provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, Stock having a value calculated to satisfy the withholding requirement. The Committee may make such share withholding mandatory with respect to any Award at the time such Award is made to a Participant.

         If at the time an ISO is exercised the Committee determines that the Company could be liable for withholding requirements with respect to the exercise or with respect to a disposition of the Stock received upon exercise, the Committee may require as a condition of exercise that the person exercising the ISO agree (a) to provide for withholding under the preceding paragraph of this Section 8.4, if the Committee determines that a withholding responsibility may arise in connection with such exercise, (b) to inform the Company promptly of any disposition (within the meaning of section 424(c) of the Code) of Stock received upon exercise, and (c) to give such security as the Committee deems adequate to meet the potential liability of the Company for the withholding requirements and to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.

         8.5.     Transferability of Awards.

         Unless otherwise permitted by the Committee, no Award (other than an Award in the form of an outright transfer of cash or Unrestricted Stock) may be transferred other than by will or by the laws of descent and distribution.

         8.6.     Adjustments in the Event of Certain Transactions.

         (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capitalization, or other distribution to holders of Stock other than normal cash dividends, after the effective date of the Plan, the Committee will make any appropriate adjustments to the maximum number of shares that may be delivered under the Plan under the first paragraph of Section 4 above and to the limits described in the second paragraph of Section 4 and in Section 6.5(c).

         (b) In any event referred to in paragraph (a), the Committee will also make any appropriate adjustments to the number and kind of shares of Stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change. The Committee may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, if it is determined by the Committee that adjustments are appropriate to avoid distortion in the operation of the Plan; provided, that adjustments pursuant to this sentence shall not be made to the extent it would cause any Award intended to be exempt under Section 162(m)(4)(c) of the Code to fail to be so exempt.

         (c) In the case of ISOs, the adjustments described in (a) and (b) will be made only to the extent consistent with continued qualification of the Option under Section 422 of the Code (in the case of an ISO) or Section 162(m) of the Code.

         8.7.     Employment Rights, Etc.

         Neither the adoption of the Plan nor the grant of Awards will confer upon any person any right to continued retention by the Company or any subsidiary as an Employee or otherwise, or affect in any way the right of the Company or subsidiary to terminate an employment, service or similar relationship at any time. Except as specifically provided by the Committee in any particular case, the loss of existing or potential profit in Awards granted under the Plan will not constitute an element of damages in the event of termination of an employment, service or similar relationship even if the termination is in violation of an obligation of the Company to the Participant.

         8.8.     Deferral of Payments.

         The Committee may agree at any time, upon request of the Participant, to defer the date on which any payment under an Award will be made.

         8.9.     Past Services as Consideration.

         Where a Participant purchases Stock under an Award for a price equal to the par value of the Stock, the Committee may determine that such price has been satisfied by past services rendered by the Participant.

9.       EFFECT, AMENDMENT AND TERMINATION

         Neither adoption of the Plan nor the grant of Awards to a Participant will affect the Company's right to grant to such Participant awards that are not subject to the Plan, to issue to such Participant Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued to Employees.

         The Committee may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards, provided that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify for the award of ISOs under Section 422 of the Code or for the award of performance-based compensation under Section 162(m) of the Code.

                 AMERICAN HERITAGE LIFE INVESTMENT CORPORATION
                                     PROXY

    Solicited by the Board of Directors of American Heritage Life Investment
                                  Corporation

     I (we) hereby appoint T. O'Neal Douglas, Robert D. Davis and W. Ashley Verlander and each of them as proxies with power of substitution, to represent me (us) and to vote all of my (our) shares in American Heritage Life Investment Corporation on all matters which may come before the 1999 Annual Meeting of the Shareholders to be held on Thursday, the 29th day of April, 1999, at 9:00 a.m. Jacksonville time, in the Auditorium in the American Heritage Life Building, on the First Floor, at 1776 American Heritage Life Drive, Jacksonville, Florida, and at any adjournment thereof.

     The proxies shall vote these shares as specified below or, where no choice is specified shall vote the shares FOR the following proposals:

     THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR" THE FOLLOWING PROPOSALS:
-------------------------------------------------------------------------------

1. To elect Three (3) Class II Directors to serve until the Annual Meeting of Shareholders in 2002:
     [ ]  FOR nominees named below       [ ]  WITHHOLD AUTHORITY to vote for
          Class II Director:                  nominees (INSTRUCTION: TO
            A. Dane Davis                     WITHHOLD AUTHORITY to vote for
            T. O'Neal Douglas                 the nominees write that nominee's
            C. Richard Morehead               name on the space provided below:)

                                              __________________________________


2. To approve the American Heritage Life Investment Corporation 1999 Stock Option and Equity Incentive Plan.

          FOR  [ ]               AGAINST  [ ]            ABSTAIN   [ ]


3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or at any adjournment thereof.

            PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN PROMPTLY
                  (Continued, and to be signed on other side)

                 AMERICAN HERITAGE LIFE INVESTMENT CORPORATION
            PROXY SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY


         Should any other matter requiring a vote of the Shareholders arise, the proxies named on the reverse side hereof are authorized to vote the same in accordance with their best judgement in the interest of the Company.



                         Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                    ------------------------------------------------------------
                    SIGNATURE



                    ------------------------------------------------------------
                    SIGNATURE IF HELD JOINTLY



                    DATED                               , 1999
                         -------------------------------



               PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE.